UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
(Date of earliest event reported): May 19, 2006
ELECTRIC CITY CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337

(State or other jurisdiction of incorporation or organization	(Commission File #)	(IRS Employer Identification No.)
1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
(Address of principal executive offices)
(847) 437-1666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On May 19, 2006 Electric City Corp. (“Electric City” or the “Company”), Parke Acquisition LLC (“Merger Subsidiary”), Parke P.A.N.D.A. Corporation (“Parke”) and Daniel Parke (‘Stockholder”) entered into an Agreement and Plan of Merger pursuant to which Parke agreed to merge with and into the Merger Subsidiary, with the Merger Subsidiary continuing as the surviving entity under the name Parke P.A.N.D.A. Company, LLC. The Stockholder currently serves as a director of Electric City.
The merger consideration will be $3,000,000 in cash and that number of shares of Electric City Common Stock which has an aggregate value of $5 million, valuing each share at the price paid by the purchasers in a private placement in which the Company will seek to raise a minimum of $15 million. A portion of the proceeds of this financing will fund the cash portion of the merger consideration. As a result of the merger, Merger Subsidiary will become responsible for the liabilities of Parke, including a $400,000 line of credit, on which approximately $194,000 was outstanding as of April 30, 2006.
The merger is contingent upon, among other things, 1) Electric City raising a minimum of $15 million through the issuance of equity, 2) conversion of all of the outstanding shares of Electric City’s Series E Convertible Preferred Stock, 3) repayment of all of Electric City’s convertible debt, 4) completion of satisfactory due diligence, 5) approval of the merger by the Electric City Board of Directors, and 6) stockholder approval, if required. Electric City’s Board of Directors has appointed a special committee of independent directors to review, consider and evaluate the fairness of the proposed merger and the terms of the related financing transactions. The special committee intends to hire a financial adviser to provide a fairness opinion on the terms of the proposed merger and to advise it with respect to the terms of the financing transaction.
The Company anticipates that the common stock issued in the merger will be exempt from registration under the Securities Act of 1933 pursuant to Regulation D thereunder. Electric City has agreed to register such shares for resale by the former shareholders of Parke.
The description of the merger agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the merger agreement which is attached as Exhibit 10.1 to this report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits
10.1	Agreement and Plan of Merger

99.1	Press release of Electric City Corp. dated May 19, 2006.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELECTRIC CITY CORP.:
Dated: May 19, 2006	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Chief Financial Officer & Treasurer